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                                                                    EXHIBIT 99.1
                                 PINEMONT BANK
                        SPECIAL MEETING OF SHAREHOLDERS
                                       , 1997
              Proxy Solicited on Behalf of the Board of Directors
  The undersigned hereby (a) acknowledges receipt of the Notice of Special
Meeting of Shareholders of Pinemont Bank (the "Bank") to be held on          ,
1997 and the Proxy Statement/Prospectus in connection therewith, each dated
         , 1997, (b) appoints Stanley D. Stearns, Jr., Robert A. Skilton and Robert J. Adam, or any of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Bank Common Stock (as defined in the Proxy
Statement/Prospectus), held of record by the undersigned on          , 1997 at
the Special Meeting and at any adjournment(s) thereof, and (d) revokes any proxies heretofore given.

1. Approval and adoption of the Agreement and Plan of Merger dated as of April 28, 1997, by and among the Bank, Southwest Bancorporation of Texas, Inc. (the "Company") and Southwest Bank of Texas National Association, a wholly-owned subsidiary of the Company ("SW Bank"), pursuant to which the Bank will merge with and into SW Bank which shall be the surviving entity, and whereupon the shareholders of the Bank will receive 0.625 of a share of Company Common Stock (as defined in the Proxy Statement/Prospectus) in exchange for each share of Bank Common Stock:
                      [_] FOR   [_] AGAINST   [_] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                  (Continued and to be signed on reverse side)
                           (Continued from other side)

  THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

                                   DATED                                 , 1997
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                                   Signature

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                                   Signature if held jointly

                                   IMPORTANT. Please date this proxy and sign exactly as your name or names appear on your stock certificate(s). If stock is held jointly, all holders must execute this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity, please so indicate when signing.

 PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTPAID
                                    ENVELOPE